UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SunTrust Banks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58–1575035
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

303 Peachtree Street N.E. Atlanta, Georgia	30308
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-161712
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring December 31, 2018)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description set forth under the section “Description of Warrants” in the preliminary prospectus supplement filed with the Securities and Exchange Commission on September 21, 2011, in connection with the automatic shelf registration statement on
Form S-3 (No. 333-161712) of SunTrust Banks, Inc., is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Warrant Agreement, dated September 22, 2011, among SunTrust Banks, Inc., Computershare Inc. and Computershare Trust Company, N.A.

4.2	Specimen Warrant (included as part of Exhibit No. 4.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUNTRUST BANKS, INC.

Date: September 23, 2011	By:	/s/ Raymond D. Fortin
Raymond D. Fortin
Corporate Executive Vice President
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated September 22, 2011, among SunTrust Banks, Inc., Computershare Inc. and Computershare Trust Company, N.A.

4.2	Specimen Warrant (included as part of Exhibit No. 4.1)